SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2007
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21767 (Commission File No.)	33-0174996 (I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     On February 16, 2007, ViaSat, Inc., a Delaware corporation (“ViaSat”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among ViaSat, ICT Merger Company, a Delaware corporation and a wholly-owned subsidiary of ViaSat (“Merger Sub”), Intelligent Compression Technologies, Inc., a Delaware corporation (“ICT”), and certain stockholders of ICT (the “ICT Stockholders”), pursuant to which on February 16, 2007 Merger Sub merged with and into ICT (the “Merger”) and ICT survived the Merger as a wholly-owned subsidiary of ViaSat. Under the terms of the Merger Agreement, the closing consideration was approximately $20.4 million plus an earn-out provision of up to approximately $34.3 million of additional consideration. The initial $20.4 million of consideration was paid by ViaSat at the closing in the form of 416,727 shares of ViaSat common stock (the “Closing Shares”) and cash in the amount of approximately $6.5 million. The payment of the earn-out consideration will be based on ICT achieving certain earnings performance over certain 12-month periods during the two years following closing (as well as projected earnings performance for the one-year period thereafter). No portion of the earn-out is guaranteed. The earn-out consideration, if earned, is payable after the 12-month period in which ICT achieves the specified earnings performance. The earn-out, if any, may be paid by ViaSat, in its sole discretion, in shares of ViaSat common stock (the “Earn-out Shares”) (valued based on a 20-day closing average prior to issuance) or cash, or a combination thereof.
     ViaSat has agreed to file registration statements with the Securities and Exchange Commission registering the Closing Shares and the Earn-out Shares, if any, for resale. In addition, to the extent that the value of the Closing Shares issued to ICT Stockholders at the time of the effectiveness of the resale registration statement (the “Registration Date”) is less than the ninety-five percent (95%) of the value of the Closing Shares at issuance, ViaSat has agreed to transfer to the ICT Stockholders additional cash and/or shares of ViaSat common stock to cover such difference (i.e., the difference between the value of the Closing Shares on the Registration Date and 95% of the value of the Closing Shares at issuance) (the “Share Obligation”). Likewise, to the extent that the value of the Closing Shares issued to ICT Stockholders on the Registration Date is greater than one hundred five percent (105%) of the value of the Closing Shares at issuance, the ICT Stockholders have agreed to return to ViaSat for cancellation the number of shares of ViaSat common stock to cover such difference (i.e., the difference between the value of the Closing Shares on the Registration Date and 105% of the value of the Closing Shares at issuance) (the “Share Cancellation Rights”) . In addition, the Earn-out Shares, if any, at the time of issuance shall be subject to the Share Obligation and Share Cancellation Rights described in this paragraph.
     The issuance of ViaSat common stock pursuant to the Merger Agreement is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon representations that ViaSat has obtained from each ICT Stockholder receiving such shares that the ICT Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.
     A copy of the press release announcing the acquisition of ICT is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press release issued by ViaSat, Inc. on February 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.
Date: February 20, 2007	By:	/s/ Richard Baldridge
	Name:	Richard Baldridge
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release issued by ViaSat, Inc. on February 20, 2007.